Exhibit 4.9
FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     This Fourth Amendment to Fourth Amended and Restated Registration Rights Agreement (this “Amendment”) is entered this 26th day of March 2010, by and among BroadSoft, Inc., a Delaware corporation (the “Company”) and the other parties listed on the signature pages hereof (the “Investors”).
Recitals
     Whereas, in connection with the Company’s Series D Preferred Stock financing, the Company, the Investors, and certain other parties previously entered into that certain Fourth Amended and Restated Registration Rights Agreement, dated as of June 26, 2007 (as amended on November 25, 2008, December 23, 2008 and October 19, 2009, the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
     Whereas, the Company proposes to undertake an initial public offering of shares of its Common Stock, and in connection with that transaction, a proposal has been made to amend Section 1.13 of the Agreement to provide for a lock-up agreement in connection with certain secondary public offerings of the Company’s Common Stock that may be made thereafter.
     Whereas, Section 2.3 of the Agreement provides that the Agreement may be amended if the Company agrees thereto and obtains the written consent of persons holding or having the right to acquire in the aggregate a majority of the aggregate of the Registrable Securities then outstanding.
     Whereas, the Company and the Investors party hereto who hold or have the right to acquire in the aggregate a majority of the aggregate of the Registrable Securities then outstanding desire to further amend the Agreement as set forth herein.
Agreements
     Now, Therefore, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
     1. Amendment to Section 1.13. Pursuant to this Amendment, Section 1.13 of the Agreement is hereby deleted in its entirety and replaced with the following:
          1.13 Lock-up Agreements.
               (a) If reasonably requested by the Company and the managing underwriter, the Holders agree to enter into lock-up agreements pursuant to which they will not, for a period of no more than 180 days following the effective date of the first registration statement for a public offering of the Company’s securities (or such longer period as the

Company and the managing underwriter shall request in order to facilitate compliance with NASD Rule 2711), offer, sell or otherwise dispose of the Registrable Securities or other equity securities of the Company, except the Registrable Securities sold pursuant to such registration statement, without the prior consent of the Company and the underwriter, provided that the officers, directors and all holders of more than 1% of the shares of Common Stock (calculated for the purpose as if all securities convertible into or exercisable for Common Stock, directly or indirectly, are so converted or exercised) of the Company enter such lock-up agreements for the same period and on the same terms and provided, further, that any Holder that is a limited liability company, limited partnership, partnership or the like may, during the period of such lock-up agreements, distribute the Company’s equity securities to its members, limited partners or general partners, as the case may be, but only if such members, limited partners or general partners agree to be bound by the terms of such lock-up agreements in the same manner as it applies to the transferor Holder.
               (b) If the Company (upon (i) the prior approval of the Company’s Board of Directors and (ii) the prior written consent of the holders of a majority of the then-outstanding Registrable Securities) and the managing underwriter so request, the Holders agree to enter into lock-up agreements pursuant to which they will not, for a period of no more than 90 days following the effective date of the second registration statement for a public offering of the Company’s securities (or such longer period as the Company and the managing underwriter shall request in order to facilitate compliance with NASD Rule 2711), offer, sell or otherwise dispose of the Registrable Securities or other equity securities of the Company, except the Registrable Securities sold pursuant to such registration statement, without the prior consent of the Company and the underwriter, provided that any Holder that is a limited liability company, limited partnership, partnership or the like may, during the period of such lock-up agreements, distribute the Company’s equity securities to its members, limited partners or general partners, as the case may be, but only if such members, limited partners or general partners agree to be bound by the terms of such lock-up agreements in the same manner as it applies to the transferor Holder.
               (c) The obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.
     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     3. Effectiveness. This Amendment shall become effective upon the execution hereof by the Company and persons holding or having the right to acquire in the aggregate at least a majority of the aggregate of the Registrable Securities then outstanding.
     4. Governing Law. This Amendment shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

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     5. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.
[Signature Pages Follow]

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     In Witness Whereof, the parties have executed this Fourth Amendment to Fourth Amended and Restated Registration Rights Agreement as of the day and year first above written.

COMPANY:	BROADSOFT, INC.
	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President, General Counsel, and Secretary

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

INVESTORS:	Bessemer Venture Partners IV L.P. By: Deer IV & Co. LLC, General Partner
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Chief Operating Officer

Bessec Ventures IV, L.P. By: Deer IV & Co. LLC, General Partner
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Chief Operating Officer

Plum Bush, Inc.
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Attorney-in-Fact

Cove Ventures, LLC By: Cove Road Associates, LLC, Its: Managing Member
	By:	/s/ J. Edmund Colloton
		Name:	J. Edmund Colloton
		Title:	Attorney-in-Fact

/s/ J. Edmund Colloton
Robert Goodman
(By J. Edmund Colloton, Attorney-in-Fact)

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Charles River Partnership IX, A Limited Partnership By: Charles River IX GP Limited Partnership, General Partner
By:	/s/ Rick Burnes
Title: General Partner

Charles River Partnership IX-A, A Limited Partnership By: Charles River IX GP Limited Partnership, General Partner
By:	/s/ Rick Burnes
Title: General Partner

Charles River IX-B LLC By: Charles River Friends, Inc., Manager
By:	/s/ Rick Burnes
Title: Officer

Charles River IX-C LLC By: Charles River Friends, Inc., Manager
By:	/s/ Rick Burnes
Title: Officer

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Columbia BroadSoft Investors, LLC By: Columbia Capital, L.L.C. Its: Managing Partner
By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Executive Vice President

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

RRE Ventures III-A, L.P.
By:	/s/ Andrew Zalasin
Andrew Zalasin
General Partner

RRE Ventures III, L.P.
By:	/s/ Andrew Zalasin
Andrew Zalasin
General Partner

RRE Ventures Fund III, L.P.
By:	/s/ Andrew Zalasin
Andrew Zalasin
General Partner

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Grotech Partners VI, L.P.
By:	Grotech Capital Group VI, LLC
Its General Partner

By:	/s/ Joseph Zell
Joseph R. Zell
General Partner

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Meritech Capital Partners III, L.P.
By:	Meritech Capital Associates III, L.L.C.,
its General Partner

By:	Meritech Management Associates III,
L.L.C., a managing member

By:
Michael Gordon,
a Managing Member

Meritech Capital Affiliates III, L.P.
By:	Meritech Capital Associates III, L.L.C.,
its General Partner

By:	Meritech Management Associates III,
L.L.C., a managing member

By:
Michael Gordon,
a Managing Member

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Comcast Interactive Capital, L.P.
By:	Comcast CICG GP, LLC
Its: General Partner

By:	Comcast Capital Corporation
Its: Manager

By:	/s/ Cheryl D. Bertuccini
	Name:	Cheryl D. Bertuccini
	Title:	Vice President

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]

Industry Ventures Fund V, L.P.
By:	Industry Ventures Management V, L.L.C.
Its: General Partner

By:	/s/ Justin Burden
	Name:	Justin Burden
	Title:	Member

[Signature Page to Fourth Amendment to
Fourth Amended and Restated Registration Rights Agreement]